Exhibit 4.12

NUMBER	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

BIONANO GENOMICS, INC.

CUSIP [•]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK

AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT [•] is the owner of [•] Units.

Each Unit (“Unit”) consists of one (1) share of common stock, $0.0001 par value per share (“Common Stock”), of Bionano Genomics, Inc., a company incorporated under the laws of Delaware (the “Company”), and a warrant, with an exercise price of $[•] (subject to adjustment) to purchase one share of Common Stock

Each warrant will become exercisable on the first trading day following the 30th day after the date of effectiveness of the Company’s registration statement on Form S-1 (No. 333-225970) (the “Registration Statement”), filed with the Securities and Exchange Commission (or such earlier date as set forth in the Warrant Agreement (as defined below)), and will expire on the date that is five years following the date of effectiveness of the Registration Statement. The warrants and shares of Common Stock will trade together as units only during the first 30 days following the date of effectiveness of the Registration Statement, and thereafter, the units will automatically separate and the Common Stock and warrants will trade separately, unless Roth Capital Partners, LLC, as representative of the underwriters, determines that an earlier date is acceptable based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, the Company’s securities in particular.

The terms of the warrants are governed by a Warrant Agreement, dated as of [•], 2018, by and between the Company and American Stock Transfer & Trust Company LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent located at 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219, and are available to any warrant holder upon written request and without cost.

This Unit Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

By		By
	R. Erik Holmlin, Ph.D.		Mike Ward
	President and Chief Executive Officer		Chief Financial Officer

Bionano Genomics, Inc.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).